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                                                                   EXHIBIT 32.01

                           SECTION 1350 CERTIFICATIONS

In connection with this quarterly report of ML Principal Protection L.P. (the "Company") on Form 10-Q for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (this "Report"), I, Fabio Savoldelli, Managing Director and Chief Investment Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant of the Sarbanes-Oxley Act of 2002, that:

1. This Report containing the financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: August 12, 2005

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By /s/ FABIO P. SAVOLDELLI
   ------------------------
Fabio P. Savoldelli
Managing Director and Chief Investment Officer
-  Alternative Strategies and Advisers Division
(Principal Executive Officer)